UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2018 (November 8, 2018)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.03    Material Modification to Rights of Security Holders.
As previously disclosed, on June 10, 2018, USG Corporation (the “Company”), Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), and World Cup Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Knauf (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction of customary closing conditions, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and an indirect, wholly owned subsidiary of Knauf.
In connection with the Merger, the Board of Directors of the Company (the “Board”), at its regularly scheduled meeting on November 8, 2018, approved Amendment No. 5, dated as of November 13, 2018 (the “Amendment”), to the Rights Agreement, dated as of December 21, 2006, as amended (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, as rights agent (predecessor-in-interest to Computershare Trust Company, N.A.). The Amendment provides that no person or entity will become an “Acquiring Person” under the terms of the Rights Agreement as a result of the transactions contemplated by the Merger Agreement and the Voting Agreement, dated as of June 10, 2018, among Knauf, Merger Sub and Berkshire Hathaway Inc., a Delaware corporation, on behalf of itself and its subsidiaries listed on Exhibit A thereto. The Amendment also accelerates the expiration of the rights issued pursuant to the Rights Agreement to the effective time of the transactions contemplated by the Merger Agreement.
The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the Amendment are available free of charge from the Company. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit hereto and incorporated herein by this reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangement of Certain Officers
In connection with the Merger, certain executive officers of the Company (including its current named executive officers) may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). To mitigate the potential impact of Section 280G on the Company and such executive officers, on November 8, 2018, in accordance with the terms of the Merger Agreement, the Board approved the acceleration of the vesting of 90% of (i) the target market share units (the “2016 MSUs”) and (ii) the target performance shares (the “2016 Performance Shares”) granted to the executive officers in 2016 (collectively, the “2016 Awards”), and the settlement of any 2016 Awards that are earned (the “Earned Accelerated MSUs” and “Earned Accelerated Performance Shares,” and collectively, the “Earned Accelerated Awards”), as determined based on achievement of the performance metrics as described below, in shares of Company common stock on or before December 31, 2018 (but no sooner than thirty (30) days prior to the earliest date that they otherwise would have been settled). If not for this Board action, the 2016 Awards would be payable the earlier of the closing of the Merger or between January 1, 2019 and March 30, 2019 in accordance with the relevant award agreement. In addition, the Board approved a form of Acknowledgment to be entered into with the executive officers, setting forth the terms and conditions of the accelerated vesting and settlement of the 2016 Awards. The foregoing description of the Acknowledgment does not purport to be complete and is qualified in its entirety by reference to the form of such Acknowledgment, a copy of which is filed as an exhibit hereto and incorporated herein by this reference.
The number of shares of Company common stock to be paid to each executive officer in settlement of his or her applicable 2016 Awards will be determined based on (i) in the case of 2016 MSUs, the ratio of the average of the closing prices of the Company’s common stock over the fifteen days during which the New York Stock Exchange is open for trading (“Trading Days”) immediately preceding December 3, 2018, divided by the average of the closing prices of the Company’s common stock for the first fifteen Trading Days in January of 2016, and (ii) in the case of 2016 Performance Shares, the achievement of specified levels of performance of the Company’s total stockholder return relative to the performance of the Dow Jones U.S. Construction and Materials Index (the “Total Stockholder Return”) measured over the period from January 1, 2016 through the end of the fifteenth Trading Day immediately preceding December 3, 2018. The Board has authorized the chairman of the Compensation and Organization Committee of the Board (the “Committee”) to certify the number of Earned Accelerated Awards as soon as practicable following December 3, 2018 to ensure that any Earned Accelerated Awards are settled on or before December 31, 2018.
In the event that, following the end of the performance period for each award as set forth in the applicable award agreements, the Committee determines that the number of shares of Company common stock that would have been earned with respect to the 2016 MSUs and 2016 Performance Shares pursuant to the terms of the applicable 2016 market share units award agreements or 2016 performance shares award agreements in the ordinary course (respectively, the “Earned Ordinary Course MSUs” and “Earned

Ordinary Course Performance Shares”) differs from the number of Earned Accelerated MSUs and Earned Accelerated Performance Shares, respectively, then (i) if the number of Earned Ordinary Course MSUs and/or Earned Ordinary Course Performance Shares is greater than the number of Earned Accelerated MSUs and/or Earned Accelerated Performance Shares, the Company will make a true-up payment of additional shares of Company common stock to the executive officers in an amount equal to such difference as soon as practicable following such determination, in accordance with the Acknowledgment, and (ii) if the number of Earned Ordinary Course MSUs and/or Earned Ordinary Course Performance Shares is less than the number of Earned Accelerated MSUs and/or Earned Accelerated Performance Shares, the executive officers will be required to return to the Company, or allow the Company to cause to be returned, the excess shares of Company common stock, within fifteen calendar days following receipt of such determination. The shares of Company common stock paid to the executive officers in settlement of the Earned Accelerated Awards will be subject to a restriction on trading or transfer until the Board or the Committee has certified the Earned Ordinary Course MSUs and Earned Ordinary Course Performance Shares and the applicable executive officer has returned any shares of Company common stock owed to the Company.
Ninety percent (90%) of the target numbers of the 2016 Awards set forth in the table below will be accelerated for the Company’s named executive officers and settled based on the achievement of the applicable performance metrics. The number of shares of Company common stock paid to each of the Company’s named executive officers in settlement of such 2016 Awards will be set forth and reported on a Form 4.

Name	Title	2016 MSUs (#)	2016 Performance Shares (#)
Jennifer F. Scanlon	President and Chief Executive Officer	34,951	12,824
Matthew F. Hilzinger	Executive Vice President and Chief Financial Officer	53,454	19,614
Brian J. Cook	Executive Vice President and Chief Administrative Officer	22,615	8,298
Gregory D. Salah	Senior Vice President and President, Gypsum	20,559	7,544
Michelle M. Warner	Senior Vice President, General Counsel and Corporate Secretary	25,699	9,430
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit
4.1
Amendment No. 5 to Rights Agreement, dated as of November 13, 2018, between USG Corporation and Computershare Trust Company, N.A., as rights agent (successor-in-interest to Computershare Investor Services LLC).

10.1	Form of Acknowledgment between USG Corporation and certain executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION

Date: November 13, 2018	By:	/s/ Michelle M. Warner
Michelle M. Warner
Senior Vice President, General Counsel and Corporate Secretary